EXHIBIT 10.1

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF
OWNERSHIP INTERESTS

     THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF OWNERSHIP INTERESTS (the “Agreement”) is made and entered on this the 5th day of March, 2008, by and between Niu Zhengping and Wu Jiping, individually (collectively, the “SELLER”), whose address is Taipingjiayuan Building #1, APT103, Changping Dist., Beijing 102218, P.R.China, and ITonis, Inc., a Nevada corporation (the “BUYER”), whose address is 2804-05 Shui on Centre, 6-8 Harbour Road, Hong Kong, S.A.R., Peoples Republic of China.

WITNESSETH:

     WHEREAS, the SELLER is the owner of a company in the Peoples Republic of China known as Beijing Tuo Jiang Culture Development Ltd. (the “Company”).

     WHEREAS, BUYER and SELLER entered into an agreement dated January 15, 2008 under which SELLER agreed to sell one hundred percent (100%) of the issued and outstanding ownership interests in the Company to BUYER (the “Agreement”).

     WHEREAS, BUYER and SELLER have agreed to adjust the Purchase Price, the assets to be included within the Company at Closing, and the payment schedule for the payment of the Purchase Price.

     WHEREAS, BUYER and SELLER desire to have this First Amendment serve as their mutual agreement to revise the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations herein contained, the parties agree as follows:

     1. Paragraph 3 of the Agreement is hereby amended on its entirety to read as follows:

     3. PURCHASE PRICE. The purchase price for the Ownership Interests shall be the amount of Six Hundred Ten Thousand and no/100 Dollars ($610,000), payable and satisfied by BUYER as follows (the “Purchase Price”):

(a)	Upon execution of this Agreement through the issuance by SELLER to BUYER of One Million (1,000,000) shares of common stock in the BUYER (the “ITonis Stock”).

(b)	At Closing (herein defined), the issuance by BUYER to SELLER of a promissory note in the total sum of Six Hundred Ten Thousand and no/100 Dollars ($610,000) in the form attached below:

PROMISSORY NOTE

Borrower:	ITonis, Inc., a Nevada corporation

Lender:	Niu Zhengping and Wu Jiping , individually

Principal Amount: $610,000.00

1.	FOR VALUE RECEIVED, Borrower promises to pay Lender, the principal sum of six hundred ten thousand ($610,000.00) USD, without interest.

2.

This Note will be repaid as follows: Eighty Thousand Dollars ($80,000) on March 15, 2008, One Hundred Eighty Thousand Dollars ($180,000) on April 1, 2008, and the remainder in consecutive monthly installments of Fifty Thousand Dollars ($50,000.00) each on the 1st day of each month commencing May 1, 2008 until paid.

3.	If Borrower defaults in payment after demand for thirty (30) days, the entire Note will be immediately due and payable.

4.

In cases of any dispute arising out of or in connection with the repayment of this Note, the two Parties hereto shall work out a reasonable settlement through amicable discussions amongst themselves. If no settlement can be reached after amicable discussions, the case under dispute shall be referred to arbitration. The case shall be finally settled by a panel of three (3) arbitrators, with arbitration in Hong Kong in accordance with Hong Kong law. Each Party shall pick their own arbitrator; and each of these two (2) arbitrators shall mutually pick the third arbitrator who shall be neither Chinese nor American. The decision rendered by the arbitrator(s) shall be final and binding upon all parties involved; the two Parties have hereby agreed to be subordinated to such decision.

5.

All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Lender in enforcing this Note as a result of any default by Borrower, will be added to the principal then outstanding and will immediately be paid by Borrower.

6.

This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Lender. Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

7.

This Note is executed in connection with that certain Agreement for Sale and Purchase of Ownership Interests between Lender and Borrower dated January 15, 2008, and repayment under this Note is expressly conditioned upon Lender fulfilling its obligations, and not being in default under, this Agreement.

IN WITNESS WHEREOF Borrower has duly affixed its signature by a duly authorized officer on this 25th day of January, 2008.

ITONIS, INC.
A Nevada corporation

Signature
Name: Thomas Roberts
Its: President and CEO

	2.	Paragraph 4g of the Agreement is hereby amended on its entirety to read as follows:

g.

Financial Statements. SELLER has furnished or shall furnish to BUYER the financial statements, a pro forma sheet, books and records for the Company’s operations and, to the best of SELLER’S knowledge, these statements, books and records are accurate and reflect a true picture of the financial condition of the Company as of the date of the documents. In particular, the financial statements state that the sum of Three Hundred Thousand Dollars ($300,000) is on deposit in the bank account of the Company, and shall be included as part of the purchase and sale of the Ownership Interests by BUYER. SELLER agrees that such funds shall be immediately available to BUYER upon execution of this Agreement, and SELLER will accept BUYER’s written instructions for the use and payment of such funds in the PRC from and after the date of execution of this Agreement. Also included in the financial statements are two vehicles, with a value of one hundred thousand dollars ($100,000). Since the date of the Financial Statements, the Company has not incurred any obligations or liabilities, absolute, contingent, accrued or otherwise, except current liabilities in the ordinary course of business nor has it cancelled any debt or claim nor sold or transferred any assets except sales from inventory in the ordinary course of business nor suffered any damage, destruction or loss materially effecting its properties, business or prospects nor waived any rights of substantial value or entered into any transaction other than in the ordinary course of business.

	3.	MISCELLANEOUS.

A.	Except as expressly set forth herein, in all other respects the Agreement shall remain in full force and effect

B.

If any provision of this First Amendment shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

C.	This First Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

D.	Terms not otherwise defined in this First Amendment shall have the same meaning as in the Agreement.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed the day and year first above written.

SELLER:	BUYER:
ITONIS, INC.
A Nevada corporation

/s/ Niu Zhengping	/s/ Thomas Roberts
Niu Zhengping, individually	Signature
Name: Thomas Roberts

/s/ Wu Jiping
Wu Jiping, individually